Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT

TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of DayStar Technologies, Inc. (the “Company”) on Form 10-QSB for the quarterly period ended September 30, 2005 as filed with the Securities and Exchange Commission on the date therein specified (the “Report”), I, John R. Tuttle, President, and Chief Executive Officer of the Company, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 14, 2005

/s/ John R. Tuttle
John R. Tuttle, President and Chief Executive Officer

This Certification is being furnished solely to accompany the Report pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, and shall not be deemed “filed” by the Company for purposes of Section 18 of the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date of this Report, irrespective of any general incorporation language contained in such filing. A signed original of this written statement required by Section 906 has been provided to DayStar Technologies, Inc. and will be retained by DayStar Technologies, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.